EXHIBIT 10.3


                        [GRIFFON CORPORATION LETTERHEAD]

[Date]

Name of Recipient
[address]

Dear              :
     -------------

Pursuant to the Griffon Corporation 2006 Equity Incentive Plan (the "Plan"), the Plan's administrative committee (the "Committee") hereby grants to you restricted shares of Common Stock, par value $.25 ("Award").

This Award is subject to the applicable terms and conditions of the Plan, which are incorporated herein by reference, and in the event of any contradiction, distinction or difference between this letter and the terms of the Plan, the terms of the Plan will control. All capitalized terms used herein have the meanings set forth herein or in the Plan, as applicable.

Subject to your continued service with the Company or its Subsidiaries, the restrictions on your Award shall lapse as follows:

        Restrictions shall lapse with respect to              shares on
                                                 ------------
        ---------------;
        Restrictions shall lapse with respect to              shares on
                                                 ------------
        ---------------;*
        Restrictions shall lapse with respect to              shares on
                                                 ------------
        ---------------;*
        Restrictions shall lapse with respect to              shares on
                                                 ------------
        ---------------;* and
        Restrictions shall lapse with respect to              shares on
                                                 ------------
        ---------------.*

Notwithstanding any section of the Plan to the contrary, upon a Change in Control, your Award will not automatically become free from restriction (unless otherwise provided by the Committee prior to the Change in Control), but subject to your continued service with the acquiring or surviving company, the restrictions on your Award shall continue to lapse on the dates and in the amounts set forth above. At or prior to such Change in Control, the Committee will determine the method by which you may, subject to your continued service with the acquiring or surviving company, be able to attain the value of your Award.

If your service with the Company and its Subsidiaries is terminated by the Company without Cause, the restrictions hereunder on your entire Award will lapse and your entire Award shall become free from restriction upon the date that your service with the Company so terminates. Unless otherwise determined by the Committee or as set forth above, upon your termination of service with the Company and its Subsidiaries for any reason (other than a termination by the Company without Cause), the portion of your Award that is subject to restrictions hereunder on the date of such termination shall be forfeited immediately with no further compensation due to you.

------------------------------
*If necessary

You will receive certificate(s) for the restricted shares designating you as the registered owner. Upon such receipt, you agree to deliver the certificate(s) together with a signed and undated stock power to the Company or the Company's designee authorizing the Committee to transfer title to the certificate(s) to the Company in the event that your Award or any portion thereof is forfeited prior to the lapse of the restrictions.

At the time that the restrictions lapse, you must make appropriate arrangements with the Company concerning withholding of any taxes that may be due with respect to such Common Stock. You may tender cash payment to the Company in an amount equal to the required withholding or request the Company retain the number of shares of Common Stock whose fair market value equals the amount to be withheld. As promptly thereafter as possible, the Company will issue certificates for the shares released from restrictions.

The Company may impose any additional conditions or restrictions on the Award as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the requirements of applicable securities laws. The Company shall not be obligated to issue or deliver any shares if such action violates any provision of any law or regulation of any governmental authority or national securities exchange.

The Committee may amend the terms of this Award to the extent it deems appropriate to carry out the terms of the Plan. The construction and interpretation of any provision of this Award or the Plan shall be final and conclusive when made by the Committee.

Nothing in this letter shall confer on you the right to continue in the service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate your service at any time.

Please sign and return a copy of this agreement to the Chairman of the Board of the Company designating your acceptance of this Award. This acknowledgement must be returned within thirty (30) days; otherwise, the Award will lapse and become null and void. Your signature will also acknowledge that you have received and reviewed the Plan and that you agree to be bound by the applicable terms of such document.


Very truly yours,

GRIFFON CORPORATION



By:
   ---------------------------------




ACKNOWLEDGED AND ACCEPTED



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Dated:
      ------------------------------


Enclosure (Copy of Plan)